UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                                September 11, 2008

GURATA GOLD, INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-52796	71-1046926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11730 NE 107th Place, Kirkland, Washington		98033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (206) 779-5013

1403 – 1200 Alberni Street, Vancouver, British Columbia, V6E 1A6, Canada
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.01.	Changes in Control of Registrant.

On September 11, 2008, Shaun P. Davis and Feliberto Gurat entered into a share purchase agreement for the purchase and sale of 22 million shares in the capital of Gurata for the purchase price of $22,000.  For more details see Exhibit 10.3 – Share Purchase Agreement.

As a result of the purchase and sale of the 22 million shares, there was a change in control in the voting shares of Gurata.  Mr. Davis, the CEO and President of Gurata, now owns 56.4% of the issued and outstanding shares of common stock in the capital of Gurata and Mr. Gurat, the former CEO and President of Gurata owns no shares of common stock in the capital of Gurata.

Prior to the purchase and sale of shares, no shareholder beneficially owned 5% or more of the issued and outstanding shares of common stock, with the exception of Mr. Gurat, who owned 56..4% of the issued and outstanding shares of common stock in the capital of Gurata.

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Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2008, Feliberto Gurat resigned as the Chief Financial Officer, Treasurer, and Corporate Secretary of Gurata.  Mr. Gurat is still the sole director of Gurata.

Also, on September 11, 2008, Shaun P. Davis consented to and was appointed as the Chief Financial Officer, Treasurer, and Corporate Secretary of Gurata by the board of directors.  Mr. Davis is now the sole officer of Gurata.

Shaun P. Davis (42 years old) has been the CEO and President of Gurata since August 2008.  During the past five years, Mr. Davis has been a realtor and worked in property management since 1990.

Mr. Davis does not hold a directorship in any other reporting company

There is no family relationship among the directors or officers.

During the last two years, there has been no transaction or proposed transaction that Gurata was or is a party to in which Mr. Davis had or is to have a direct or indirect material interest.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.3	Share Purchase Agreement dated September 11, 2008 between Shaun P. Davis and Feliberto Gurat.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Gurata Gold, Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GURATA GOLD, INC.

Dated:  September 11, 2008                                                                           By:    /s/ Shaun P. Davis
  Shaun P. Davis – CEO & President

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Exhibit 10.3

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SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT dated as of the 11th day of September, 2008,

BETWEEN:

Shaun P. Davis, of 11730 - NE 107th Place, Kirkland, Washington, 98033

(the “Purchaser”)

AND:

Feliberto Gurat, of 1403 - 1200 Alberni Street, Vancouver, British Columbia, V6E 1A6

(“Gurat”)

WHEREAS:

A.	Gurat is the registered and beneficial owner of 22,000,000 restricted common shares in the capital of Gurata Gold, Inc. (the “Shares”);

B.	Gurat wishes to sell and the Purchaser wishes to purchase the Shares pursuant to the terms and conditions of this agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of $1.00 and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are acknowledged, the parties covenant and agree as follows:

1.	Gurat agrees to sell and the Purchaser agrees to purchase the Shares for and at a price of US$22,000 (the “Purchase Price”) at the date of this agreement.

2.	The Purchaser will deliver to Gurat US$22,000 (the “Purchase Price”) as consideration for the transfer of the Shares to the Purchaser from Gurat.

3.	Gurat represents and warrants to the Purchaser that:

a.
Gurat owns the Shares as the legal and beneficial owner thereof, free of all liens, claims, charges and encumbrances of every nature and kind whatsoever.  The Shares are fully paid and non-assessable and Gurat has due and sufficient right and authority to enter into this agreement and to transfer the legal and beneficial title and ownership of the Shares to the Purchaser.

b.	No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of the Shares, with the exception of this agreement.

c.	Gurat is a resident of Canada within the meaning of Section 116 of the Income Tax Act (Canada).

4.	The effective date of sale and purchase of the Shares will be September 11, 2008 (the “Closing Date”).

5.	On the Closing Date,

a.	Gurat will deliver to the Purchaser the share certificates, duly endorsed for transfer, representing the Shares, and

b.	the Purchaser will deliver a certified cheque or solicitor’s trust cheque payable to “Feliberto Gurat” in the amount of US$22,000 as full payment of the Purchase Price.

6.	This agreement will enure to the benefit of and will be binding upon the parties and their respective successors and assigns.

7.	Time will be of the essence of this agreement.

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8.	The parties will sign such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of the agreement.

IN WITNESS WHEREOF the parties have signed this Share Purchase Agreement as of the day and year first above written.

 /s/ Shaun P. Davis

  Shaun P. Davis

 /s/ Feliberto Gurat

  Feliberto Gurat

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